PIMCO CORPORATE & INCOME OPPORTUNITY FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Corporate & Income Opportunity Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Bradford K. Gallagher resigned as a Trustee of the Trust, effective December 31, 2019.

NOW, THEREFORE, as a result of the foregoing Trustee resignation, election, nomination and appointment, the eight (8) Trustees of the Trust are:

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	650 Newport Center Drive Newport Beach, CA 92660

James A. Jacobson	1633 Broadway
New York, New York 10019

Hans W. Kertess	1633 Broadway
New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 8th day of January, 2020, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Corporate & Income Opportunity Fund